SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

SYNBIOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11303

California	95-3737816
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification No.)

11011 Via Frontera San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 451-3771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported, on April 19, 2005, we entered into a Series C Purchase Agreement (the “Series C Agreement”) with Redwood Holdings, LLC. Under the Series C Agreement, which was contingent upon the shareholder approval, and subsequent effectuation, of a reverse stock split, which is part of an intended “going private” transaction (see Items 3.03 and 8.01), on October 28, 2005, we sold to Redwood Holdings, LLC 180 shares of newly-issued shares of unregistered Series C preferred stock of Synbiotics Corporation for consideration totaling $180,000 in cash. Each share of Series C preferred stock is convertible at any time into 7,785 unregistered shares of our common stock (subject to anti-dilution adjustments). This transaction is intended to be a Section 4(2) private offering, involving no underwriters.

Item 3.03.	Material Modifications to Rights of Security Holders.

On October 28, 2005, we filed with the California Secretary of State amendments to our Articles of Incorporation. The amendments authorized:

•	a reverse stock split (the “Reverse Split”) pursuant to which each block of 2,000 shares of common stock registered in the name of a shareholder or held in a shareholder’s street-name stock brokerage account at the effective time of the Reverse Split will be converted into one share of common stock;

•	shareholders holding fewer than 2,000 shares of common stock, of record or in a street-name stock brokerage account, will cease to be shareholders and instead will receive a cash payment of $0.13 per share for each Pre-Reverse-Split Share;

•	shareholders holding more than 2,000 shares of common stock, of record or in a street-name stock brokerage account, will, to the extent their number of shares is not exactly divisible by 2,000 and therefore the Reverse Split would result in a fractional share as well as one or more whole shares, receive instead of the fractional share a cash payment of $0.13 for each Pre-Reverse-Split Share which became part of the fractional share;

•	a forward stock split (the “Forward Split”) pursuant to which each whole share of common stock outstanding following consummation of the Reverse Split and fractional share payment will be converted into 2,000 shares of common stock.

The Reverse Split was effective on October 29, 2005, and the Forward Split was effective on October 30, 2005.

Item 8.01.	Other Events.

On October 21, 2005, we announced that our shareholders had approved our previously announced transaction to “go private.” Specifically, the shareholders approved a 1-for-2,000 reverse split of our common stock, with a payment in lieu of issuing fractional shares, followed by a 2,000-for-1 forward split of our common stock, with the reverse split effective on October 29, 2005, and the forward split effective on October 30, 2005, for shareholders of record as of the close of business on October 28, 2005. The reverse split and forward split have been completed, and as a result we now have fewer than 300 shareholders of record. This allows us to elect to deregister our common stock under the Securities Exchange Act of 1934, thereby “going private.” On November 3, 2005, we filed Form 15 with the Securities and Exchange Commission in order to do so.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits

	3.1.3	Certificate of Amendment of Articles of Incorporation, filed October 28, 2005.

	3.1.4	Certificate of Amendment of Articles of Incorporation, filed October 28, 2005.

	99	Press release dated October 20, 2005, entitled “Synbiotics Corporation Obtains Shareholder Approval to Go Private.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNBIOTICS CORPORATION

Date: November 3, 2005	/s/ Keith A. Butler
Keith A. Butler Vice President - Finance and Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM 8-K

UNDER

SECURITIES EXCHANGE ACT OF 1934

SYNBIOTICS CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1.3	Certificate of Amendment of Articles of Incorporation, filed October 28, 2005.

3.1.4	Certificate of Amendment of Articles of Incorporation, filed October 28, 2005.

99	Press release dated October 20, 2005, entitled “Synbiotics Corporation Obtains Shareholder Approval to Go Private.”